UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 24, 2016

CATCHMARK TIMBER TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-36239	20-3536671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Concourse Parkway, Suite 2325
Atlanta, GA 30328
          (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (855) 858-9794

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07     Submission of Matters to a Vote of Security Holders.

CatchMark Timber Trust, Inc. (the “Company”) held its 2016 annual meeting of stockholders (the “Annual Meeting”) on June 24, 2016. At the close of business on April 19, 2016, the record date for the Annual Meeting, there were 38,772,424 shares of the Company’s common stock outstanding and entitled to vote. Holders of 33,356,602 shares of common stock were present at the Annual Meeting, either in person or by proxy, representing 86.032% of the Company’s outstanding common stock.

The Annual Meeting was held for the purpose of considering and voting upon the following proposals:

1.	To elect seven directors to serve on the Company’s board of directors until the 2017 annual meeting of stockholders or until their successors are duly elected and qualified;

2.	To approve, on an advisory basis, the compensation of the Company’s named executive officers; and

3.	To ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2016.

At the Annual Meeting, the stockholders elected all seven director nominees, approved the compensation of the Company’s named executive officers and ratified the appointment of Deloitte. The votes cast with respect to each proposal were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Proposal No. 1: Election of Directors
Jerry Barag	24,497,605	265,245	8,593,751
Paul S. Fisher	24,495,038	267,812	8,593,751
Donald S. Moss	24,478,414	284,436	8,593,751
Willis J. Potts, Jr.	24,494,388	268,462	8,593,751
John F. Rasor	24,496,698	266,152	8,593,751
Douglas D. Rubenstein	23,959,157	803,693	8,593,751
Henry G. Zigtema	23,941,117	821,733	8,593,751

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal No. 2: Advisory Vote on Executive Compensation	24,094,607	563,407	104,836	8,593,751

	Votes For	Votes Against	Abstentions
Proposal No. 3: Ratification of Appointment of Deloitte	33,148,382	88,745	119,475

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CATCHMARK TIMBER TRUST, INC.

Date: June 30, 2016	By:	/s/ Brian M. Davis
Brian M. Davis Senior Vice President and Chief Financial Officer